UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2021

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RSU Grants

On October 1, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of SG Blocks, Inc. (the “Company”) granted the following awards of restricted stock units (RSUs) under the Company’s Stock Incentive Plan (the “Plan”): (i) Paul Galvin, the Company’s Chairman and CEO, 350,000 RSUs under the Plan vesting quarterly over two years, (ii) William Rogers, the Company’s Chief Operating Officer, 37,500 RSUs under the Plan vesting upon issuance and 200,000 RSU’s under the Plan vesting monthly over two years, (iii) Gerald Sheeran, the Company’s Acting Chief Financial Officer, 100,000 RSUs under the Plan vesting quarterly over two years, and (iv) Stevan Armstrong, the Company’s Chief Technology Officer, 40,000 RSUs under the Plan vesting quarterly over two years.

In addition, the Committee granted to each of Yaniv Blumenfeld, Margaret Coleman, Christopher Melton, Joseph Safina and David Villarreal, the Company’s non-executive directors, 11,834 RSUs under the Plan vesting monthly over one year and, if earlier, in full on the date of the Company’s 2022 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: October 4, 2021	By:	/s/ Paul Galvin
Name: Paul Galvin
Title: Chairman and Chief Executive Officer

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